                                                         FOR IMMEDIATE RELEASE



                   YAHOO! COMPLETES BROADCAST.COM ACQUISITION

               COMPANIES TO INTEGRATE RICH MULTIMEDIA CONTENT,
                      ADVERTISING AND BUSINESS SERVICES


         SANTA CLARA, Calif. - July 20, 1999 - Yahoo! Inc. (Nasdaq: YHOO) today announced it has completed its acquisition of broadcast.com inc., the Web's leading aggregator and broadcaster of streaming audio and video programming. The combination of Yahoo! and broadcast.com expands the unique, rich audio and video content available throughout Yahoo!'s global network serving 80 million unique users per month. The acquisition also provides additional distribution for content and services partners and expands the business services and Fusion Marketing Online-TM- (FMO) programs available to Yahoo! advertisers and businesses. Yahoo! plans to integrate broadcast.com content and services during the third quarter of 1999.

         "We successfully completed the broadcast.com acquisition ahead of schedule and are moving swiftly to integrate the company's audio and video programming, business services, and advertising programs into Yahoo!," said Jeff Mallett, Yahoo!'s president and chief operating officer. "This acquisition is a natural fit for both companies as well as our customers. As a result, we plan to deliver an even richer Web experience to our users worldwide as well as expanded business services, marketing, and distribution opportunities for our respective clients."

INTEGRATED MULTIMEDIA PROGRAMMING

         Broadcast.com is the leading aggregator and broadcaster of streaming media programming on the Web with the network infrastructure and expertise to deliver or "stream" hundreds of live and on-demand audio and video programs over the Internet and intranets. The broadcast.com site will remain the central aggregation site where users can access a vast array of audio and video programming on the Web. In addition, broadcast.com inc., now Yahoo! Broadcast Services, will integrate rich audio and video programming into popular vertical areas in Yahoo!'s global network, including Yahoo! News, Yahoo! Finance, Yahoo! Sports, Yahoo! Auctions, Yahoo! Shopping, and Yahoo! Music. Yahoo! Broadcast Services features programming from 420 radio stations and networks, 56 television stations and cable networks, and game broadcasts and other programming for more than 450 college and professional sports teams. Additionally, the service delivers a comprehensive selection of programming including business events, full-length CDs, and full-length audio books. This content is available to Web users through the scalable, digital distribution network broadcast.com has built, which delivers high-speed, high-quality audio and video through virtually any delivery mechanism or access device.

ADVANCED MULTIMEDIA ADVERTISING

         The combination of Yahoo! and broadcast.com accelerates the ability of advertisers and merchants to promote their businesses and products through rich, scalable, multi-dimensional audio and video advertising and programming. The integration of Yahoo! Broadcast Services further expands Yahoo!'s FMO integrated marketing strategy for clients worldwide. FMO is designed to leverage Yahoo!'s significant worldwide audience, traffic, and database to provide customized and measurable marketing solutions. FMO combines a full range of marketing options from targeted advertising, promotions and direct marketing to enable businesses to conduct online commerce, provide merchandising services, and support loyalty programs. Through the acquisition, Yahoo! is adding multimedia advertising, custom broadcasting, audio and video hosting, and production and programming of live events to its extensive suite of FMO marketing services.

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                              YAHOO! COMPLETES BROADCAST.COM ACQUISITION/PAGE 2


         "With Yahoo! Broadcast Services, our advertisers and merchants can integrate audio and video elements to create new interactive multimedia advertising programs for our extensive global audience," said Anil Singh, Yahoo!'s senior vice president of sales. Clients such as Dell, Ford, IBM, Microsoft, and Volvo already use Yahoo! and broadcast.com business and marketing services.

YAHOO! BROADCAST SERVICES ORGANIZATION

         Broadcast.com, now Yahoo! Broadcast Services, will continue to be located in Dallas, Texas, where it will operate as a business unit of Yahoo! Inc. Mark Cuban, chairman and president, and Todd Wagner, CEO of broadcast.com have been named vice presidents of Yahoo!. They will continue to have day-to-day operating and management responsibility for Yahoo! Broadcast Services, and will provide technical, operational and strategic direction to provide streaming content and services to the global Yahoo! network and business services clients. Yahoo! Broadcast Services' business services sales group and media sales force will be integrated into Yahoo!'s sales organization. The broadcast.com Web site will be integrated into Yahoo!'s network production group. Yahoo! plans to continue expanding Yahoo! Broadcast Services, which currently has 335 employees.

EXPANDED BUSINESS SERVICES

         Yahoo! Broadcast Services is the latest component of the comprehensive suite of business services Yahoo! offers to enable companies to conduct business online and reach large audiences. Broadcast.com is a leading provider of turnkey corporate communications solutions on the Web, including product launches, seminars, keynote addresses, distance learning, annual shareholder meetings, quarterly earnings calls, and investor roadshows. The combination of Yahoo! and broadcast.com provides a broader range of targeted distribution services throughout the Yahoo! and broadcast.com networks, building on business services Yahoo! has previously announced including integrated external and internal content solutions for corporate clients, intranet communication and information services, site and store creation and hosting services, and small business tools and information. Yahoo! also offers PC and device manufacturers a comprehensive solution that results in easier consumer access to content services on the Web. In addition, Yahoo! has the ability to enable businesses to deliver content and services to a wide array of non-PC and wireless devices.

         The broadcast.com acquisition is being accounted for as a pooling of interests. Yahoo! will exchange approximately 28,645,000 shares of Yahoo! common stock for approximately 37,096,000 shares of broadcast.com common stock. Additionally, Yahoo! will convert approximately 6,633,000 broadcast.com stock options into approximately 5,122,000 Yahoo! stock options. Yahoo! expects to record a one-time charge of approximately $22 million in the third fiscal quarter of 1999 relating to the broadcast.com acquisition

ABOUT YAHOO!

         Yahoo! Inc. (Nasdaq: YHOO) is a global Internet media company that offers a branded network of comprehensive information, communication and shopping services to 80 million users worldwide. As the first online navigational guide to the Web, www.yahoo.com is the leading guide in terms of traffic, advertising, household and business user reach, and is one of the most recognized brands associated with the Internet. The company's global Web network includes 19 World properties. Yahoo! has offices in Europe, the Asia Pacific, South America, Canada and the United States, and is headquartered in Santa Clara, Calif.

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                             YAHOO! COMPLETES BROADCAST.COM ACQUISITION/PAGE 3


         This announcement contains forward-looking statements that involve risks and uncertainties including the ability to successfully integrate the two companies, and to realize the synergies and other perceived advantages resulting from this acquisition, including those relating to Yahoo!'s ability to grow its user and advertiser bases, dependence on third-party content providers, availability of streaming media technology, the ability to scale broadcast.com's operations, and to achieve expectations for anticipated financial results based on the combined entity. More information about potential factors that could affect Yahoo!'s ability to make this acquisition successful and continue to grow the business is included in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1998, as amended, the company's Quarterly Report on Form 10-Q for the period ended March 31, 1999, and the company's Current Report on Form 8-K/A and the company's Registration Statement on Form S-4 filed June 8, 1999, including (without limitation) under the captions, "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Risk Factors," "Competition," and "Proprietary Rights," which are on file with the Securities and Exchange Commission (http://www.sec.gov).

                                     # # #

  Yahoo!, the Yahoo! logo, Fusion Marketing Online, FMO, and Broadcast.com are trademarks and/or registered trademarks of Yahoo! Inc.
        All other names are trademarks and/or registered trademarks of their respective owners.


EDITORS NOTE: Screen graphics for publication at http://docs.yahoo.com/docs/pr/bcast/broadcast.html

PRESS CONTACTS:
Blaise Simpson, NRW PR, (650) 827-7065, blaise@nrwpr.com
Diane Hunt, Yahoo! Inc., (408) 731-3441, diane@yahoo-inc.com
Sherry Manno, broadcast.com, (214) 748-6660 ext. 4028, smanno@broadcast.com